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                                                                  Exhibit (n)

INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-54866 of Pacholder High Yield Fund, Inc. on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 (Amendment No. 18; File No. 811-5639) of our report dated February 12, 2001, related to Pacholder High Yield Fund, Inc. incorporated by reference in the prospectus and to the reference to us under the captions "Financial Highlights" and "Experts" in the prospectus, which is part of this Registration Statement.
Deloitte & Touche LLP
-------------------------
Dayton, Ohio


March 1, 2001

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